UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 3, 2011
Date of Report
(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 3, 2011, First Federal Bancshares of Arkansas, Inc. (the “Company”) appointed Christopher Wewers as Executive Vice President and Chief Operating Officer of the Company and First Federal Bank, the wholly-owned subsidiary of the Company (the “Bank”).  The appointment was previously reported on the Company’s Form 8-K filed with the Securities and Exchange Commission on May 3, 2011.  In order to facilitate the relocation of Mr. Wewers’ home and family from Arkadelphia, Arkansas to Harrison, Arkansas, on July 8, 2011, the Company purchased Mr. Wewer’s house in Arkadelphia, Arkansas for $345,000.00, and the Bank reimbursed him for reasonable moving expenses, not exceeding $15,000.  The purchase price for the house was based on an appraisal obtained by the Company from an independent, third-party appraiser.  The Company will sell the house and will receive the proceeds from its sale, with any gain or loss on resale being borne by the Company.  The Company will also pay any out-of-pocket expenses (e.g., transfer taxes, maintenance, utilities, insurance, etc.) and associated fees related to the purchase and resale of the house.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ Larry J. Brandt
Name:	Larry J. Brandt
Title:	Chief Executive Officer

Date:  July 14, 2011